EXHIBIT 10


                              RETAINER SCHEDULE
                                     FOR
                            NON-EMPLOYEE DIRECTORS
                                      OF
                      THE BANK OF NEW YORK COMPANY, INC.
                         EFFECTIVE JANUARY 1, 2006


Annual Cash Retainer                      $45,000

Annual Equity Compensation                Shares of Company Common Stock with
                                          a fair market value* of $100,000 on
                                          the date of award.**

Board Meeting Fee                         $1,800 per meeting

Committee Meeting Fee                     $1,800 per meeting

Committee Chair Retainer

           Name of Committee              Retainer
       ---------------------------        --------

       Audit and Examining                $10,000
       Risk                               $ 7,000
       Compensation and Organization      $ 7,000
       Nominating and Governance          $ 5,000
       Pension                            $ 5,000
       Corporate Responsibility and
            Community Redevelopment       $ 3,000
       Fiduciary and Technology           $ 3,000
       Planning                           $ 3,000
       Presiding Director Annual Stipend  $10,000


*Fair market value is calculated by taking the average of the high and low price reported on the NYSE composite tape on the date of award.
**Rounded to the nearest whole share.